SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported)     February 27, 1998

QUADRAX CORPORATION
(Exact Name of Registrant as Specified in Charter)


Delaware			                        	0-16052	              			05-0420158
(State or Other Jurisdiction of		(Commission File Number)		(IRS Employer
       Incorporation)				                              			Identification No.)


618 Main Street P.O. Box 1001,  							West Warwick, RI  02893-0901
(Address of Principal Executive Offices)					     		            (Zip Code)


Registrant's telephone number, including area code  (401) 683-6600



300 High Point Avenue,  Portsmouth, RI  02871
(Former Name or Former Address, If Changed Since Last Report.)




ITEM 3.  Bankruptcy or Receivership

On February 27, 1998, the registrant (the "Company) filed a Voluntary Petition under Chapter 11 of the Bankruptcy Code recorded as Case No. 98-10799 in the United States Bankruptcy Court, District of Rhode Island. The Company concurrently suspended production at its Portsmouth, Rhode Island, and Vista, California thermoplastic divisions. The Company's wholly owned West Warwick, Rhode Island subsidiary, Victor Electric Wire and Cable Corporation ("Victor"), continues its electrical cordset manufacturing operations in the ordinary course of business.

The Company has Debtor in Possession status regarding its undertakings and effective March 2, 1998, the Company relocated its essential personnel to 618 Main Street, P.O. Box 1001, West Warwick, Rhode Island U.S.A. 02893 where surplus space at Victor's premises now accommodates the Company's executive, financial and corporate records offices. The telephone and facsimile numbers are (401) 683-6600 and (401) 683-5630, respectively.

Concurrently with its development of a Plan of Reorganization management continues to entertain inquires regarding potential asset sales, business combinations and interim and long range financing opportunities.





                                Signatures

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         							Quadrax Corporation




        March 16, 1998                          /s/ James J. Palermo
          	(Date)	                             	James J. Palermo, Chairman and
	                                             		Chief Executive Officer



        March 16, 1998                	          /s/ Brooks R. Herrick
          	(Date)		                              Brooks R. Herrick, Chief
                                          						 Financial Officer and Principal
                                             			 Accounting Officer